                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)        May 29, 1998
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                    United Financial Banking Companies, Inc.
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             (Exact name of registrant as specified in its charter)



         Virginia                     0-13395               54-1201253
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(State or other jurisdiction        (Commission            (IRS Employer
     or incorporation)              File Number)         Identification No.)



                   8399 Leesburg Pike, Vienna, Virginia 22182
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                    (Address of principal executive offices)



Registrant's telephone number, including area code         (703) 734-0040
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          (Former name or former address, if changed since last report)
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ITEM FIVE.    OTHER EVENTS


         On March 1, 1998, United Financial Banking Companies, Inc.
    (UFBC) initiated a Private Placement Offering (Offering) of its common stock at $8.75 per share. As of July 6, 1998, UFBC has sold 260,950 shares of common stock and raised $2,283,312.50 of new capital. As detailed in the Offering Memorandum, the Offering proceeds have been used to redeem the Company's preferred stock - series A ($1,386,000), to support growth through investment in the banking subsidiary, The Business Bank, ($700,000) and to maintain working capital for UFBC ($192,000). To date, costs of the Offering total approximately $5,000. At February 28, 1998, UFBC's outstanding common shares totaled 561,640. At July 6, 1998, UFBC's outstanding common shares total 822,590.







                                 SIGNATURES

    Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 United Financial Banking Companies, Inc.
                                               (Registrant)



                                 By:    /s/ HAROLD C. RAUNER
                                        -----------------------------------
                                        Harold C. Rauner, President


    Date:     July 6, 1998
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